Exhibit 4.4

PURSUANT TO THE TERMS OF SECTION 2 OF THIS WARRANT, ALL OR A PORTION OF THIS WARRANT MAY HAVE BEEN EXERCISED, AND THEREFORE THE ACTUAL NUMBER OF WARRANT SECURITIES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF.

SERIES A WARRANT TO PURCHASE

[            ] SHARES OF COMMON STOCK AND SERIES B WARRANTS

TO PURCHASE [            ] SHARES OF COMMON STOCK

OF

GREAT BASIN SCIENTIFIC, INC.

Great Basin Scientific, Inc.

THIS WARRANT (this “Series A Warrant”) certifies that, for value received,                                          (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on [                    ]     , 2015 (the “Expiration Date”) but not thereafter, to subscribe for and purchase from Great Basin Scientific, Inc., a Delaware corporation (the “Company”), (i) up to [            ] shares (the “Warrant Shares”) of the Common Stock of the Company and (ii) Series B Warrants to purchase up to [            ] shares of the Common Stock of the Company (the “Series B Warrants” and, together with the Warrant Shares, the “Warrant Securities”) [Equal to the number of Warrant Shares], at a purchase price equal to $[            ] [100% of the IPO Price] (the “Exercise Price”).

Section 1. [Reserved]

Section 2. Exercise.

a) Exercise of Series A Warrant. Exercise of the purchase rights represented by this Series A Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Expiration Date by delivery to American Stock Transfer & Trust Company, LLC (the “Warrant Agent”) or, in the case of a Cashless Exercise (as defined below), the Company, or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address appearing on the books of the Company or the Warrant Agent of a duly executed facsimile copy of either the Notice of Exercise Form annexed hereto as Exhibit A (the “Notice of Exercise”) or, in the event of a Cashless Exercise, the Cashless Notice of Exercise form annexed hereto as Exhibit B (the “Cashless Notice of Exercise”) and the payment of the Exercise Price for the Warrant Shares and Series B Warrants so purchased by wire transfer or cashier’s check drawn on a United States bank (the “Exercise Delivery Documents”). The Holder shall not be required to surrender this Series A Warrant in order to effect an exercise hereunder; provided, however, that in the event that this Series A Warrant is exercised in full or for the remaining unexercised portion hereof, the Holder shall deliver this Series A Warrant to the Warrant Agent for cancellation within three days after the date the Notice of Exercise or Cashless Notice of Exercise, as applicable, is delivered to the Warrant Agent or the Company, as applicable. The Warrant Agent or the Company shall respond to reasonable broker requests for confirmation of receipt of the Exercise Delivery Documents within a reasonable time following the date on which the Warrant Agent or the Company has received the Exercise Delivery Documents (the date upon which the Warrant Agent or the Company has received all of the Exercise Delivery Documents, the “Exercise Date”). The Warrant Agent or the Company shall deliver any objection to the Exercise Delivery Documents on or before the second Trading Day following the date on which the Warrant Agent or the Company has received all of the Exercise Delivery Documents. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares and Series B Warrants hereunder, the number of Warrant Shares and Series B Warrants available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Warrant Shares and the Series B Warrants to the Holder, then the Holder may exchange this Series A Warrant on a cashless basis, in whole or in part (a “Cashless Exercise”). In connection with any Cashless Exercise, the Company shall issue to the Holder the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	the average closing stock price of the Company’s common stock on its principal stock exchange for the five Trading Days immediately preceding the date of such election;

(B)	=	the Exercise Price; and

(X)	=	the number of shares covered by the Series A Warrant which the Holder has elected to exchange pursuant to this Section 2(b).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the OTC Markets Group, Inc. (or any successors to any of the foregoing).

c) Mechanics of Exercise.

i. Authorization of Common Stock. The Company covenants that during the period this Series A Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of all of the shares of Common Stock issuable upon the exercise of all the then-outstanding Series A Warrants and Series B Warrants. The Company further covenants that its issuance of this Series A Warrant shall constitute full authority to its officers who are charged with the duty of executing certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Series A Warrant and the Series B Warrants. The Company covenants that the Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Series A Warrant will, upon exercise of the purchase rights represented by this Series A Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company will take all such reasonable action as may be necessary to assure that the Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

ii. Delivery of Certificates Upon Exercise. On or before the third Trading Day following the date on which the Warrant Agent has received all of the documents required in connection with the exercise of this Series A Warrant (the “Series A Warrant Delivery Date”), the Warrant Agent shall, (X) provided that the transfer agent of the Company (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (the “FAST Program”), upon the request of the Holder, credit such aggregate number of shares of Common Stock and Series B Warrants to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or other appropriate method of accepting the warrants and issuing the shares of Common Stock, or (Y), if the Transfer Agent is not participating in the FAST Program, issue and dispatch by overnight courier, if requested by the Holder, to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock and/or the number of Series B Warrants to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Securities with respect to which this Series A Warrant has been exercised, irrespective of the date such Warrant Securities are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Securities, as the case may be.

iii. Delivery of New Series A Warrants Upon Exercise. If this Series A Warrant shall have been exercised in part, the Company shall (or shall direct the Warrant Agent to), at the request of a Holder and upon delivery of the certificate or certificates representing the Warrant Shares, deliver to the Holder a new Series A Warrant evidencing the rights of such Holder to purchase the unpurchased Warrant Shares and Series B Warrants called for by this Series A Warrant, which new Series A Warrant shall in all other respects be identical with this Series A Warrant.

iv. Rescission Rights. If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to Section 2(c)(ii) by the Series A Warrant Delivery Date, then the Holder will have the right to rescind such exercise.

v. Charges, Taxes and Expenses. Issuance of Warrant Shares and Series B Warrants shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares or Series B Warrants, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares and Series B Warrants shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Warrant Shares and/or Series B Warrants are to be issued in a name other than the name of the Holder, this Series A Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company or the Warrant Agent may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi. Closing of Books. The Company will not close its records in any manner which prevents the timely exercise of this Series A Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Series A Warrant is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issuable by the Company pursuant to the Series A Warrants or the Series B Warrants), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. The number of shares of common stock exercisable pursuant to this Series A Warrant shall also be proportionately increased in the case of a subdivision or stock dividend, or similar event and proportionately decreased in the case of a combination or similar event. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification, but if the Company shall legally abandon any such dividend, distribution, subdivision, combination or reclassification prior to effecting such action, no adjustment shall be made pursuant to this Section 3(a) in respect of such action.

b) Fundamental Transaction. In case of any reclassification, capital reorganization, exchange of shares, liquidation, recapitalization or change of the Common Stock (other than as a result of a subdivision, combination, stock dividend or reclassification provided for in Section 3(a) hereof), or in case of any consolidation or merger of the Company with or into another corporation or entity (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or capital reorganization or change of the outstanding Common Stock) or in case of any sale, lease or conveyance to another corporation or entity of all or substantially all of the assets of the Company, then the Company shall, as a condition precedent to such transaction, cause lawful and effective provisions to be made (and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder) so that the Holder shall have the right thereafter upon exercise of this Series A Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization, exchange of shares, liquidation, recapitalization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been received upon conversion of this Series A Warrant immediately prior to such reclassification, capital reorganization, exchange of shares, liquidation, recapitalization, change, consolidation, merger, sale or conveyance, and in any such event, such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition described above, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such assets shall assume, by written instrument executed and mailed or delivered to the Holder of this Series A Warrant at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities, cash or properties as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, exchanges, liquidations, recapitalizations, changes, consolidations, mergers, sales, transfers or other dispositions, if any.

c) Calculations. All calculations and adjustments to the Exercise Price under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) outstanding.

d) Notice to Holders. The Company shall promptly give written notice of any adjustment under this Section 3 to each Holder, which notice shall include a brief statement of the facts requiring such adjustment; provided, however, that no such notice will be required if the Company has publicly disclosed such adjustment on a Current Report on Form 8-K filed on the Securities and Exchange Commission EDGAR database and clearly specified the Exercise Price applicable to this Series A Warrant as a result of such adjustment.

e) Voluntary Adjustment By Company. The Company may at any time during the term of this Series A Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

f) Adjustment for Certain Share Issuances. If the Company shall, at any time while this Series A Warrant is outstanding, issue any Common Stock, except for the Excluded Issuances (as defined below), prior to the complete exercise of this Series A Warrant for a consideration less than the Exercise Price that would be in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Exercise Price shall be reduced to such other lower price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Exercise Price upon the issuance of the above-described security, debt instrument, warrant, right, or option if such issuance is at a price lower than the Exercise Price in effect upon such issuance and again at any time upon any actual, permitted, optional, or allowed issuances of shares of Common Stock upon any actual, permitted, optional, or allowed exercise of such conversion or purchase rights if such issuance is at a price lower than the Exercise Price in effect upon any actual, permitted, optional, or allowed issuance. A convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance will be deemed to have been issued for the actual cash amount received by the Company in consideration of such convertible instrument. The reduction of the Exercise Price described in this Section 5 is in addition to the other rights of the Holder described herein.

“Excluded Issuances” means (i) the Company’s issuance of securities in connection with acquisitions or strategic transactions, including, without limitation, bona fide strategic license agreements and other bona fide partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to approved equity compensation plans, (iii) the Company’s issuance of securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement (including outstanding Class A Warrants and the Class B Warrants and the Common Stock underlying such warrants); (iv) the shares issuable upon exercise of the Series A Warrants and the Series B Warrants; and (v) securities issued or issuable to parties providing leases, credit lines or similar transactions pursuant to debt financing or commercial arrangements approved by a majority of the disinterested directors of the Company.

g) Maximum Exercise. The Holder shall not be entitled to exercise this Series A Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Series A Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days prior notice from the Holder to the Company to increase such percentage. The Warrant Agent shall have no responsibility to ascertain whether the Holder is in compliance with this Section 3(g).

Section 4. Transfer of Series A Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Sections 5(a), this Series A Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Series A Warrant at the principal office of the Company or the Warrant Agent, together with a written assignment of this Series A Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Series A Warrant or Series A Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Series A Warrant evidencing the portion of this Series A Warrant not so assigned, and this Series A Warrant shall promptly be cancelled. A Series A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Series A Warrant issued.

b) New Series A Warrants. This Series A Warrant may be divided or combined with other Series A Warrants upon presentation hereof at the aforesaid office of the Company or the Warrant Agent (or other designated agent), together with a written notice specifying the names and denominations in which new Series A Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Series A Warrant or Series A Warrants in exchange for the Series A Warrant or Series A Warrants to be divided or combined in accordance with such notice.

c) Series A Warrant Register. This Warrant shall be issuable in book entry form (the “Book-Entry Warrant Certificate”) and shall initially be represented by one or more Book-Entry Warrant Certificates deposited with the Warrant Agent and registered in the name of the Holder, or as otherwise directed by the Warrant Agent. Ownership of beneficial interests in this Warrant shall be shown on, and the transfer of such ownership shall be effected through, records maintained by the Warrant Agent (the “Warrant Register”). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual written notice to the contrary.

Section 5. Miscellaneous.

a) Title to the Series A Warrant. Prior to the Expiration Date and subject to compliance with applicable laws and Section 4 of this Series A Warrant, this Series A Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company or Warrant Agent by the Holder in person or by duly authorized attorney, upon surrender of this Series A Warrant together with the Assignment Form annexed hereto properly endorsed.

b) No Rights as Shareholder Until Exercise. This Series A Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Series A Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

c) Loss, Theft, Destruction or Mutilation of Series A Warrant. The Company covenants that upon receipt by the Company or the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of this Series A Warrant or any certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them (including the posting of any bond), and upon surrender and cancellation of such Series A Warrant or certificate, if mutilated, the Company will make and deliver a new Series A Warrant or certificate of like tenor and dated as of such cancellation, in lieu of such Series A Warrant or certificate.

d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

e) No Impairment. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Series A Warrant, the underlying Series B Warrant or the Warrant Shares, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Series A Warrant and the Warrant Shares against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Series A Warrant and the underlying Series B Warrant and (b) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Series A Warrant and the Warrant Shares. Before taking any action which would result in an adjustment in the Warrant Shares for which this Series A Warrant and the underlying Series B Warrant are exercisable, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

f) Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York without giving any effect to the conflicts of law principles thereof.

g) Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Expiration Date. If the Company willfully and knowingly fails to comply with any provision of this Series A Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be mailed to the address appearing on the books of the Company.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Series A Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Series A Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Series A Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Series A Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Series A Warrant are intended to be for the benefit of all Holders from time to time of this Series A Warrant and shall be enforceable by any such Holder.

l) Modification. The provisions of the Series A Warrants may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and holders of at least a majority of the outstanding Series A Warrants (based on the number of Warrant Shares underlying the Series A Warrants). Any such amendment, modification or wavier shall be binding upon the Holder of this Series A Warrant regardless of whether the Holder consented to such amendment, modification or wavier; provided that nothing shall prevent the Company and the Holder from consenting to amendments, modifications or waivers to this Series A Warrant that affect or are applicable to the Holder only.

m) Severability. Wherever possible, each provision of this Series A Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Series A Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Series A Warrant.

n) Headings. The headings used in this Series A Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Series A Warrant.

*            *             *

IN WITNESS WHEREOF, the Company has caused this Series A Warrant to be executed by its officer thereunto duly authorized.

Dated: [                ]     , 2014

GREAT BASIN SCIENTIFIC, INC.

By:
Name:
Title:

Exhibit A

NOTICE OF EXERCISE

TO: American Stock Transfer & Trust Company, LLC

(1) The undersigned hereby elects to purchase shares of Common Stock of Great Basin Scientific, Inc. pursuant to the terms of the attached Series A Warrant (the “Series A Warrant”), and tenders herewith payment in full, together with all applicable transfer tax;

(2) Payment shall take the form of lawful money of the United States.

(3) Please issue a certificate or certificates representing said Common Stock in the name of the undersigned or in such other name as is specified below (please include social security or other tax identification number):

(4) The Warrant Shares and the Series B Warrants shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

[SIGNATURE OF HOLDER]

Name of Series A Warrant Holder:

Signature of Authorized Signatory of Series A Warrant Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

Exhibit B

NOTICE OF EXERCISE

TO: Great Basin Scientific, Inc.

(1) The undersigned hereby elects to purchase shares of Common Stock of Great Basin Scientific, Inc. pursuant to the terms of the attached Series A Warrant (the “Series A Warrant”), and tenders herewith payment in full, together with all applicable transfer tax;

(2) Payment shall take the form of the cancellation of Warrant Shares (as defined in the Series A Warrant), in accordance with the formula set forth in subsection 2(b).

(3) Please issue a certificate or certificates representing said Common Stock in the name of the undersigned or in such other name as is specified below (please include social security or other tax identification number):

(4) The Warrant Shares and the Series B Warrants shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

[SIGNATURE OF HOLDER]

Name of Series A Warrant holder:

Signature of Authorized Signatory of Series A Warrant holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Series A Warrant and all rights evidenced thereby are hereby assigned to whose address is

Dated:

Holder’s

Signature:

Holder’s

Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Series A Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Series A Warrant.

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